                                                                    EXHIBIT 99.3

                                 FOR TENDER OF
                     9 1/2% SENIOR NOTES DUE 2005, SERIES A
                                IN EXCHANGE FOR
                     9 1/2% SENIOR NOTES DUE 2005, SERIES B
                                       OF

                           EARLE M. JORGENSEN COMPANY


--------------------------------------------------------------------------------
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON ______________, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE").
                                                              ---------------
--------------------------------------------------------------------------------

To Registered Holders and Depository
   Trust Company Participants:

     We are enclosing the material listed below relating to the offer by Earle
M. Jorgensen Company, a Delaware corporation (the "Company"), to exchange its 9
                                                   -------
1/2% Senior Notes Due 2005, Series B (the "Exchange Notes"), which have been
                                           --------------
registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              --------------
for a like principal amount of its issued and outstanding 9 1/2% Senior Notes Due 2005, Series A (the "Old Notes") upon the terms and subject to the
                         ---------
conditions set forth in the Company's Prospectus dated ________________, 1998 (the "Prospectus") and the related Letter of Transmittal (which together
      ----------
constitute the "Exchange Offer").
                --------------

     Enclosed are copies of the following documents:

          1.   Prospectus dated June ___, 1998;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3.   Notice of Guaranteed Delivery;

          4. Letter to Clients which may be sent to your clients for whose account you hold the Old Notes in your name or in the name of your nominee; and

          5. Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

     The Exchange Offer is not conditioned upon any minimum number of the Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of the Old Notes being tendered will represent to the Company that of the tendered Old Notes (i) the Exchange Notes to be acquired by the holder and any beneficial owner(s) of the tendered Old Notes in connection with the Exchange Offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s), (ii) the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) except as otherwise disclosed in writing herewith, neither the holder nor any beneficial owner is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) the holder and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer." In addition, by accepting the Exchange Offer, the holder will (i) represent and warrant that, if the holder or any beneficial owner of the tendered Old Notes is a Participating Broker-Dealer (as defined in the Prospectus), such Participating Broker-Dealer acquired the Old Notes for its own account as a result of market-making activities or other trading activities and has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer, and (ii) acknowledges that, by receiving the Exchange Notes for its own account in exchange for the Old Notes, where the Old Notes were acquired as a result of market-making activities or other trading activities, the Participating Broker-Dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the Participating Broker-Dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from beneficial owner(s) contain an authorization by the beneficial owner(s) for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of the Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.


                              Very truly yours,


                              EARLE M. JORGENSEN COMPANY

                                       2